UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2007
___________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)

11419 Sunset Hills Road, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Income Continuity Program

On November 20, 2007, we adopted the Amended and Restated Income Continuity Program (the “Program”), which amends our Income Continuity Program as adopted by the Board of Directors on March 21, 2006 primarily to comply with the requirements and final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  The Program applies to our employees that the Board of Directors has designated as “officers” under Section 16 of the Securities Exchange Act of 1934 at the time of a “change of control” (as defined in the Program) or when such employee is terminated pursuant to Section 3(B) of the Program.  The Program provides each participant with compensation, benefits and rights if the following events occur:

•
We terminate the participant’s employment without “cause,” or a participant resigns for “good reason,” within 36 months following a change of control of the Company (as each of those terms is defined in the Program) (or, if later, within 30 days after the lapse of the Company’s right to cure the condition resulting in such good reason); or

•
The participant’s employment is terminated one year prior to a Change of Control at the request of a party involved in such change of control, or otherwise in connection with or in anticipation of a change of control.

The compensation, benefits and rights to which a participant would be entitled in such an event have been amended to include the following items:

•
continued “employee benefits” (as defined in the Program) at the Company’s expense for a period of 24 months (or 36 months in the case of the chief executive officer) following the date of termination (to the extent not exempt under Section 409A, such payments are to be made at the time and in the amount required under the documents governing each employee benefit); and

•	a lump sum payment of $50,000, payable within 10 days following the date of termination, which is intended for outplacement and financial planning services.

In no event will the eligibility, compensation, benefits and rights described above be decreased within one year before or thirty-six months after a change of control.

To the extent a participant is considered a specified employee under Section 409A and would be entitled to a payment during the six month period beginning on the participant’s termination date that is not otherwise excluded from Section 409A, the Program provides that the payment will not be made to the participant until the earlier of the six month anniversary of the participant's date of termination or the participant’s death.

The Program will be administered and interpreted in a manner that is intended to comply with Section 409A.

A copy of the Program is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.  The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program.

Amendment to the Equity Incentive Plan

On November 20, 2007, the Board of Directors approved an amendment (the “Plan Amendment”) to the 1997 Equity Incentive Plan (as amended through March 22, 2006) (the “Incentive Plan”).

The Incentive Plan was amended to bring it into compliance with the requirements and final regulations promulgated under Section 409A.  The Incentive Plan also was amended to permit a participant, at any time prior to his or her death, to assign all or any portion of a vested option (other than an incentive stock option) granted to him or her to a family member or a charitable organization or Section 501(c) private foundation meeting the requirements of Section 170(c).

A copy of the Plan Amendment is being filed as Exhibit 10.2 and is incorporated herein by reference into this Item 5.02.  The foregoing description of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment.

Amendment to Deferred Compensation Plan

On November 20, 2007, the Board of Directors approved changes to the MAXIMUS, Inc. Deferred Compensation Plan (amended and restated effective January 1, 2005) (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is a non-qualified deferred compensation plan that allows a select group of our management or highly compensated employees (as designated by a committee of the Board of Directors) to defer certain compensation, including salary, bonuses, and commissions as provided by the Deferred Compensation Plan.  The Deferred Compensation Plan also allows for us to make discretionary contributions and matching contributions.  Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date, or death.  In the event of a distribution to a specified employee (as defined by Section 409A) upon a termination of employment, no distributions will be made before the earlier of the sixth month following termination or death.

The Deferred Compensation Plan was amended on November 20, 2007 to further conform with the requirements of Section 409A.  The Deferred Compensation Plan was amended to permit participants to elect to receive a lump sum distribution of the participant's entire account balance in the event of a change in control (as defined by Section 409A).  Payments will made in the month following the month in which a change in control occurs.  However, if a change in control occurs in the 2007 calendar year, distributions will be made in February 2008.  The Deferred Compensation Plan will be administered and interpreted in a manner that is intended to comply with Section 409A.

This summary of the Deferred Compensation Plan is qualified by the text of such Plan, as amended through November 20, 2007, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Amendment to the Executive Employment, Non-Compete and Confidentiality Agreement with Richard A. Montoni

On November 20, 2007, the Board of Directors approved changes to the Executive Employment, Non-Compete and Confidentiality Agreement (the “Montoni Employment Agreement”) with Richard A. Montoni, which was filed as Exhibit 10.1 to a Current Report on Form 8-K dated April 26, 2006.  Upon the recommendation of the Board of Directors, we and Mr. Montoni entered into a first amendment to the Agreement (the “Montoni Employment Amendment”).

The Montoni Employment Agreement was amended for the sole purpose of bringing it into compliance with the requirements and final regulations promulgated under Section 409A.  The Montoni Employment Amendment amends the previously disclosed Montoni Employment Agreement as follows: if Mr. Montoni’s employment is terminated in connection with a “change of control” (as defined in the Program), he will be entitled to receive payments and benefits under the Program only.  If Mr. Montoni’s employment is terminated without “cause” (as defined in the Program), or Mr. Montoni terminates his employment for “good reason” (as defined in the Program), prior to the expiration of the Term (as defined in the Montoni Employment Agreement), Mr. Montoni will be entitled to receive: (a) benefits, at the Company’s expense, as provided under the Montoni Employment Agreement, for the greater of the remainder of the Scheduled Term (as defined in the Montoni Employment Agreement) or twelve months (to the extent not exempt under Section 409A, such payments are to be made at the time and in the amount required under the documents governing each such benefit), (b) vesting of stock options and Restricted Stock Units (as defined in the Montoni Employment Agreement) and (c) a lump sum, payable within 30 days following termination of employment, equal to the greater of (i) Base Salary (as defined in the Montoni Employment Agreement) or (ii) two times the sum of Mr. Montoni’s Base Salary plus the lesser of his target bonus or previous year’s actual bonus.  To the extent Mr. Montoni is considered a specified employee under Section 409A and would be entitled to a payment during the six month period beginning on Mr. Montoni's date of termination that is not otherwise excluded under Section 409A, the payment will not be made to Mr. Montoni until the earlier or the six month anniversary of Mr. Montoni’s date of termination or his death.  The parties to the Montoni Employment Agreement intend that the Montoni Employment Agreement comply with and be administered in accordance with Section 409A.  To the extent potential payments or benefits could become subject to Section 409A, the parties shall cooperate to amend the Montoni Employment Agreement.  In the event that we do not cooperate, we shall indemnify Mr. Montoni for any interest and additional tax arising from the application of Section 409A, grossed-up for any other income tax incurred by Mr. Montoni related to the indemnification.  We will make such payment within ninety days of the date Mr. Montoni makes the payment of interest and/or additional tax.

A copy of the Montoni Employment Amendment is being filed as Exhibit 10.4 and is incorporated herein by reference into this Item 5.02.  The foregoing description of the Montoni Employment Amendment is qualified in its entirety by reference to the full text of the Montoni Employment Amendment.

Amendment to the Executive Employment, Non-Compete and Confidentiality Agreement with Bruce Caswell

On November 20, 2007, the Board of Directors approved changes to the Executive Employment, Non-Compete and Confidentiality Agreement (the “Caswell Employment Agreement”) with Bruce Caswell.  Upon the recommendation of the Board of Directors, we and Mr. Caswell entered into a first amendment to the Agreement (the “Caswell Employment Amendment”).

The Caswell Employment Agreement was amended to bring it into compliance with the requirements and final regulations promulgated under Section 409A.  The Caswell Employment Amendment amends the previously disclosed Caswell Employment Agreement as follows: if Mr. Caswell’s employment is terminated in connection with a “change of control” (as defined in the Program), he will be entitled to receive the greater of (i) the payments provided under the Caswell Employment Agreement and (ii) the payments and benefits provided under the Program.  If Mr. Caswell’s employment is terminated without cause, or Mr. Caswell terminates his employment for “good reason” (as defined in the Caswell Employment Amendment), Mr. Caswell will be entitled to receive: (a) a lump sum severance payment equal to six months’ base salary (at his highest base salary rate during his employment with us) plus the pro-rated portion of his then-current annual target bonus, which payments are to be made to Mr. Caswell within five business days following his resignation for good reason.  To the extent Mr. Caswell is considered a specified employee under Section 409A and would be entitled to a payment during the six month period beginning on Mr. Caswell’s date of termination that is not otherwise excluded under Section 409A, the payment will not be made to Mr. Caswell until the earlier or the six month anniversary of Mr. Caswell’s date of termination or his death.  The parties to the Caswell Employment Agreement intend that the Caswell Employment Agreement comply with and be administered in accordance with Section 409A.  To the extent potential payments or benefits could become subject to Section 409A, the parties shall cooperate to amend the Caswell Employment Agreement.  In the event that we do not cooperate, we shall indemnify Mr. Caswell for any interest and additional tax arising from the application of Section 409A, grossed-up for any other income tax incurred by Mr. Caswell related to the indemnification.  We will make such payment within ninety days of the date Mr. Caswell makes the payment of interest and/or additional tax.

A copy of the Caswell Employment Agreement is being filed as Exhibit 10.5 and is incorporated herein by reference into this Item 5.02.  The foregoing description of the Caswell Employment Agreement is qualified in its entirety by reference to the full text of the Caswell Employment Agreement.  A copy of the Caswell Employment Amendment is being filed as Exhibit 10.6 and is incorporated herein by reference into this Item 5.02.  The foregoing description of the Caswell Employment Amendment is qualified in its entirety by reference to the full text of the Caswell Employment Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Ex. No.	Description
10.1	Amended and Restated Income Continuity Program
10.2	First Amendment to the 1997 Equity Incentive Plan (as amended through March 22, 2006)
10.3	MAXIMUS, Inc. Deferred Compensation Plan, as amended.
10.4	First Amendment to the Executive Employment, Non-Compete and Confidentiality Agreement between us and Richard A. Montoni
10.5	Executive Employment, Non-Compete and Confidentiality Agreement between us and Bruce Caswell
10.6	First Amendment to the Executive Employment, Non-Compete and Confidentiality Agreement between us and Bruce Caswell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: November 27, 2007	By:	/s/	David R. Francis
David R. Francis
General Counsel and Secretary